UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 16, 2008 (May 13, 2008)

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2008, the Governance Committee of the Board of Directors approved the form of Restricted Stock Unit Award Agreement for non-employee directors under the United Stationers Inc. 2004 Long-Term Incentive Plan (the “RSU Agreement”).  The RSU Agreement reflects the grant to a non-employee director of restricted stock units.  Each restricted stock unit represents the right to receive one share of the Registrant’s Common Stock upon settlement.  The RSU Agreement provides that the restricted stock units vest as to 33-1/3% of the total units subject to the RSU Agreement on each of the first three anniversaries of the date of grant.  If a director’s service to the Registrant terminates prior to a scheduled vesting date due to death or disability (as defined in the RSU Agreement), a pro rata portion of the unvested restricted stock units will vest as of the date of termination, as calculated in accordance with the RSU Agreement.  In the event of a change of control (as defined in the Plan), the unvested units will vest immediately.  Shares of Common Stock will be delivered to the non-employee director with respect to the vested restricted stock units as soon as administratively possible after, and no more than 75 days after, the director’s service to the Registrant terminates for any reason.  The RSU Agreement provides for dividend equivalents paid in the form of additional restricted stock units in the event that the Registrant pays cash dividends on its Common Stock.

John J. Zillmer did not stand for re-election to the Board of Directors at the Registrant’s annual stockholders meeting on May 14, 2008 due to time commitment constraints.  On May 14, 2008, the Registrant’s Board of Directors elected Alex D. Zoghlin to serve as a Class III director, filling the vacancy created by Mr. Zillmer’s departure.  Mr. Zoghlin was also appointed as a member of the Technology Advisory Committee and the Audit Committee.

A press release announcing Mr. Zillmer’s decision not to stand for re-election, as well as Mr. Zoghlin’s election to the Board of Directors, is attached as Exhibit 99.1 and incorporated herein by reference.

Mr. Zoghlin will receive compensation pursuant to the summary of compensation for non-employee directors which has been described in, and filed as an exhibit to, the Registrant’s prior SEC filings.

Item 8.01                                             Other Events.

On May 16, 2008, the Registrant issued a press release announcing that its board of directors approved and authorized the company to purchase an additional $100 million of the Registrant’s Common Stock.  This is in addition to the $200 million authorized on August 15, 2007.  The Registrant may purchase its common stock from time to time in the open market or in privately negotiated transactions. Depending on market and business conditions and other factors, these purchases may be commenced or suspended at any time without notice. The Registrant currently has 23.4 million shares outstanding.

A copy of the Registrant’s press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.

Date: May 16, 2008	/s/Eric A. Blanchard
Senior Vice President, General Counsel and
Secretary

Item 9.01               Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1*	Restricted Stock Unit Award Agreement for non-employee directors under the United Stationers Inc. 2004 Long-Term Incentive Plan.

99.1*	Press Release, dated May 16, 2008, announcing the departure of John J. Zillmer and the election of Alex D. Zoghlin to the Board of Directors of the Registrant.

99.2*	Press Release, dated May 16, 2008, announcing a new share repurchase authorization.

*              Filed herewith.